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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-11703, 33-16529, 33-18717, 33-26003, 33-34919, 33-38536, 33-40879, 33-44305, 33-44333, 33-48890, 33-59098, 33-65190, 33-50999, 33-51275, 33-56017, 33-60213, 33-60215, 333-01211, 333-06403, 333-08651, 333-15977, 333-40849, 333-76445, 333-90263, 333-48780, 333-71628 and 333-100124) pertaining to the Employee Stock Purchase Plan; 1982 Stock Option Plan; 1984 Incentive Stock Option Plan; 1985 Stock Incentive Program; 1986 Incentive Stock Option Plan; 1987 Stock Option Plan, 1998 Employee Stock Purchase Plan; 1993 Long-term Incentive Stock Plan; WaveFront Technologies, Inc. 1990 Stock Option Plan; Alias Research, Inc. 1998 Employee Share Ownership Plan, 1989 Employee Share Ownership Plan, 1990 Employee Share Ownership Plan, 1994 Stock Plan; Amended and Restated 1996 Supplemental Non-Executive Equity Incentive Plan; 1989 Non-Employee Directors' Stock Option Plan; Cray Research, Inc. Amended and Restated 1989 Employee Benefit Stock Plan; Directors' Stock Option Plan of our report dated September 29, 2003 with respect to the consolidated financial statements and schedule of Silicon Graphics, Inc. included in the Annual Report (Form 10-K) for the year ended June 27, 2003.

/s/ ERNST & YOUNG LLP

Palo Alto, California
September 29, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS